Exhibit 10.3

STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 22, 2005 by and between Lexor Holdings, Inc., a Florida corporation with principal business address at 17011 Beach Blvd., Suite 1230, Huntington Beach, CA 92647, hereinafter referred to as "Buyer" and Jeantex, Inc., a California corporation, with principal business address at 130 E. Jefferson Street, Los Angeles, CA 90011 and Susan Shin, its president and shareholder, hereinafter referred to as "Seller."

BASIC TRANSACTION

    The Seller has been and now is doing business under the name of Jeantex, Inc. Except as provided herein, Seller represents and warrants that no other person or entity has any interest or claim of right to ownership in Seller. The list of current shareholders and outstanding stock of Seller is set forth in attached Exhibit 3.

   This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from Seller, and Seller will sell to Buyer, all the issued and outstanding shares of common stock of Jeantex, Inc. upon the closing of this transaction, in exchange for certain good and valuable considerations from Buyer, as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.        PURCHASE AND SALE OF STOCK OF SELLER.

         (a) PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), Seller shall sell and transfer to Buyer and Buyer shall purchase from Seller all the issued and outstanding shares of common stock of Jeantex, Inc., which shall have been equal to One Hundred Percent (100%) of the total issued and outstanding common shares of Seller, in exchange for common stock of Buyer, as detailed pursuant to Section 1. (b)(ii) (B) below.

         (b)      THE CLOSING.

                  (i) THE CLOSING DATE. The closing of the purchase and sale of common shares to Buyer (the "CLOSING") shall take place at the offices of Lexor Holdings, Inc. or Jeantex, Inc. at 10:00 a.m. local time on or before June 30, 2005 or as extended by mutual consent of both parties pursuant to this agreement. The date of the Closing hereunder is referred to herein as the "CLOSING DATE." This Stock Purchase Agreement shall be terminated and become null and void if this transaction is not closed on or before June 30, 2005, unless extended by mutual consent of both parties.

                  (ii) CLOSING PROCEDURES. Subject to the conditions set forth in this Agreement:

                           (A) at Closing, Seller shall deliver to Buyer possession of all the issued and outstanding shares of common stock of Jeantex, Inc. The Seller’s shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be resold unless the resale

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thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Seller’s shares will have a legend thereon in substantially the following form:

        THE SHARES REPRESENTED BY THE CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

        ACT OF 1933, AS AMENDED (THE "ACT").  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND

        MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR

        THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO

        THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                         (B) at Closing, Buyer shall deliver to Seller on or before the Closing Date, Fifty Six Million Three Hundred Fifty Thousand (56,350,000)shares of Class A common stock of Lexor Holdings, Inc. The total number of issued and outstanding shares of Lexor Holdings, Inc. will be Seventy Million (70,000,000) shares, pursuant to Exhibit 13. Each certificate representing the Buyer’s shares will have a legend thereon in substantially the following form:

        THE SHARES REPRESENTED BY THE CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

        ACT OF 1933, AS AMENDED (THE "ACT").  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND

        MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR

        THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO

        THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

           SECTION 2.        COVENANTS OF SELLER.

         (a) AFFIRMATIVE COVENANTS OF SELLER. Prior to the Closing Date, Seller covenants and agrees as follows:

                  (i) Seller will conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, Seller will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

                  (ii) Seller will use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to Seller and its business, and to encourage Seller' employees to continue their employment with Seller both before and after the Closing;

                  (iii) Seller will cause its employees and agents (including attorneys and accountants) to, permit Buyer employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to Seller' books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of Seller, wherever located;

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                  (iv) Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by Seller;

                  (v) Seller will cooperate with Buyer and use their reasonable best efforts to make all filings and applications, to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this agreement.

         (b) NEGATIVE COVENANTS OF SELLER. Prior to the Closing, without Buyer's prior written consent, Seller will not, and will not cause itself to:

                  (i) except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of Seller; and

                  (ii) sell, lease, license or otherwise dispose of any interest in any of Seller' tangible or intangible assets other than in the ordinary course of business, or permit any of Seller' assets or property to be subjected to any Lien; and

                  (iii) except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with or to any Governmental Entity or enter into any new material Contract without prior consent of Buyer.

         SECTION 3. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

         (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject Buyer or Seller to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

          (b) CONSENTS. All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of Seller as heretofore conducted, will have been duly made or obtained by Buyer and Seller from, including but not limited to Securities and Exchange Commission. All filings, notices, licenses and other Consents, as the case may be, must be filed within 3 business days after the signing of this agreement. The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required. Further, it is agreed that time is of the essence in obtaining the required regulatory approvals, if any. It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within 30 calendar days from the date of the request from the regulatory entities.

         (c) MANAGEMENT AGREEMENT. Mrs. Susan Shin and the principal(s) of Seller will continue to be employed by Seller and have management control over Seller’s business for a period not less than thirty-six (36) months after the Closing.

         (d) APPROVAL OF BOARD OF DIRECTORS OF BUYER. The board of directors of Buyer shall have approved the consummation of the transactions contemplated by

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this Agreement.

         (e) DUE DILIGENCE. Buyer will have been satisfied in all material respects with the results of its business, legal, and accounting due diligence investigation and review of Seller prior to the Closing.

         SECTION 4. CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Section 6 shall be true and correct at and as of the Closing Date.

         (b) PERFORMANCE OF COVENANTS. Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

         (c) OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 4(a) and 4(b) have been satisfied.

         Seller may waive any condition specified in this Section 4 if it executes a writing so stating at or prior to the Closing.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Seller represents and warrants to Buyer that the statements contained in this Section 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

         (a) ORGANIZATION OF SELLER. Seller is a California corporation, duly organized and validly existing under the laws of the State of California.

         (b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the transaction to which Seller is a party, have been duly authorized by Seller’ Board of Directors, as the case may be.

         (c) FINANCIAL STATEMENTS. Attached hereto as Exhibit 4 is the unaudited balance sheets and income statements of Seller as of December 31, 2003, December 31, 2004 and May 31, 2005, respectively. The foregoing financial statements are consistent with the books and records of Seller (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of Seller in accordance with GAAP. Since the date of the Latest Balance Sheet, there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of Seller not otherwise disclosed.

         (d) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set in Exhibit 5, Seller has no Liability and, to the knowledge of Seller, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability, except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate).

         (e) ASSETS. Except as set forth on the attached Exhibit 6, Seller

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has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable.

         (f)      CONTRACTS AND COMMITMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Exhibit 7, Seller is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

                  (ii) With respect to Seller' obligations thereunder

         and, with respect to the obligations of the other parties thereto, all of the Contracts set forth or required to be set forth on the attached

         Exhibit 7 or any other Schedule hereto are valid, binding and enforceable in accordance with their respective terms. Seller has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Seller under any such Contracts; and, to the knowledge of Seller and its principals, Seller is not a

         party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be)

         prevailing market prices and rates.

                  (iii) A true, correct and complete copy of each of the written

         Contracts referred to on the attached Exhibit 7 have been made available to Buyer.

         (g) LITIGATION, ETC. Except as set forth on the attached Exhibit 8 and except where the liability of which is fully covered by Seller's insurance policies or programs, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Seller (or pending or threatened against or affecting any of the employees of Seller with respect to Seller' businesses or proposed business activities), or pending or threatened by Seller against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither Seller nor its principals are subject to any arbitration proceedings under collective bargaining Contracts or otherwise or, any governmental investigations or inquiries; and, there is no valid basis for any of the foregoing. Neither Seller nor its principals are subject to any judgment, order or decree of any court or other Governmental Entity, and neither Seller nor its principals have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         (h) INSURANCE. The attached Exhibit 9 lists and briefly describes each insurance policy maintained for or on behalf of the Partnership with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no default exists with respect to the obligations of Seller under any such insurance policies and Seller has not received any notification of cancellation of any of such insurance policies. The insurance coverage of Seller is of a type and amount customary for entities of similar size engaged in similar lines of business.

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         (i) EMPLOYEES. Except as set forth on the attached Exhibit 10 Seller is not aware that any executive or key employee of Seller or any group of employees of Seller has any plans to terminate employment with Seller. Neither Seller nor,  to the best of Seller’ knowledge, any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar Contracts relating to, affecting or in conflict with the present or proposed business activities of Seller.

         (j) COMPLIANCE WITH LAWS. Except as set forth on the attached Exhibit 11, Seller has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither Seller nor any of its principals has received notice of any violation of any of the foregoing.

         (k) REAL PROPERTY. Seller does not own any Real Property. The attached Exhibit 12 lists all real property leased by Seller (such property is referred to herein as the "LEASED PREMISES"). The Leased Premises is the only real estate leased by Seller. The lease under which Seller leases the Leased Premises is in full force and effect and will have been reviewed by Buyer prior to the Closing.

         (l) LEGAL COMPLIANCE. The items described on Exhibit 13 constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the "CONSENTS") which are required for the consummation of the transactions contemplated by the transaction or the ownership of the assets or the conduct of the business of Seller.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to Seller to enter into and perform their respective obligations under this Agreement, Buyer represents and warrants that the statements contained in this Section 6 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

          (A)  ORGANIZATION OF BUYER. Buyer is a corporation duly organized,

               validly existing and in good standing under the laws of the State of Nevada.

          (B)  AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in

   accordance with its terms and conditions.

          (c)  NONCONTRAVENTION. The execution, delivery and performance of the transaction to which Buyer is a party do not and will not (i)

               conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent,

               approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of

               Buyer or any material agreement, instrument or other document, or any material Legal Requirement, to which Buyer or its assets is subject.

         SECTION 7.    ADDITIONAL AGREEMENTS.

         (a) EXPENSES. Except as otherwise provided herein, Buyer shall pay its

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own, and Seller shall prior to Closing pay Seller' expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its (and in the case of Seller) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

         (b) CONFIDENTIALITY. Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not disclose to anyone except to a required regulatory body as required herein.

         SECTION 8.        REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

         (b) INDEMNIFICATION PROVISIONS. Except as provided herein, Seller will agree to protect, save, defend, indemnify, and hold harmless Buyer from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any connected with, any claim or action arising out Seller’ business activities prior to closing and/or performance under this Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

             Buyer will agree to protect, save, defend, indemnify, and hold harmless Seller and its principals from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of the Buyer's business activities prior to closing and/or performance under Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

         (c) MANNER OF PAYMENT. Any indemnification of Buyer or Seller pursuant to this Section 8 shall be effected by cashier's or certified check or by wire transfer of immediately available funds from Buyer or Seller, as the case may be, to an account designated by Seller or Buyer, as the case may be, within 10 days after the determination of indemnification amounts. Any such indemnification payments shall include interest at the rate of 8% per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of 10% thereafter until such Adverse Consequences are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

         SECTION 9.        DEFINITIONS.

                  "ADVERSE CONSEQUENCES" means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

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                  "CONTRACT" means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

                  "GAAP" means United States generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" means the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "LIABILITY" means any liability, debt, obligation, deficiency,Tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

                  "LEGAL REQUIREMENT" means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of the Partnership's business consistent with past custom and practice, including as to frequency and amount.

                  "PARTY" means any party hereto.

         SECTION 10.       MISCELLANEOUS.

         (a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by Seller without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of Seller. Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. For purposes hereof, Buyer's "Affiliates" include Affiliates which may be organized subsequent to the date hereof. Buyer may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates' (whether prior to or subsequent to the Closing) lenders as collateral security. After the Closing, Buyer may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Buyer or any of its Affiliates, (ii) a sale of stock or assets of Buyer or any of its Affiliates or (iii) dispositions of the business of the Partnership or any part thereof.

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         (d) COUNTERPARTS. This Stock Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

                  IF TO SELLER:

Jeantex, Inc.

130 E. Jefferson Street

Los Angeles, CA 90011

                  IF TO BUYER:

                  Lexor Holdings, Inc.

                  17011 Beach Boulevard, Suite 1230

                  Huntington Beach, CA 92647

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (g) GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California. All disputes between Buyer and the Seller hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the American Arbitration Association, in Orange County, California; provided, however, that (a) the parties shall be permitted to have discovery in accordance with the Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof. The arbitrator shall be selected by the joint agreement of Buyer and Seller, but if they do not so agree within 20 days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a California Court having jurisdiction. Each party waives any right of appeal it may have. Nothing herein set forth shall prevent Buyer and Seller from settling any dispute by mutual agreement at any time.

      (h) AMENDMENTS AND WAIVERS. No amendment of any provision of this

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Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) INCORPORATION OF SCHEDULES. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      (j) SEVERABILITY OF PROVISIONS. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

      (k) SUCCESSOR LAWS. Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

      (l) DELIVERY BY FACSIMILE. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

      (m) ATTORNEY FEE AND COST PROVISION. In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

    Dated: June 22, 2005

   "Buyer":           Lexor Holdings, Inc.

                                        By:/s/ Henry D. Fahman

    Henry D. Fahman, President

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    Dated: June 22, 2005

                     "Seller":          Jeantex, Inc.

                                        By:/s/ Susan Shin

    Susan Shin, President

                                        Dated: June 22, 2005

    By:/s/ Susan Shin

    Susan Shin, shareholder

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LIST OF EXHIBITS

                  Exhibits            Description

                  --------            -----------

                  1                   Articles of Incorporation

                  2                   Bylaws

                  3                   List of shareholders and stock holdings

                  4                   Financials

                  5                   Liability disclosure

                  6                   Assets

                  7                   Contracts

                  8                   Litigation

                  9                   Insurance

                  10                  Employees

                  11                  Compliance with law

                  12                  Leases

                  13                  Permits/Licenses

14                  Recapitalization summary

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